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                                                                  Exhibit 99.1


CONTACT:                                          [U.S. Global Investors logo]
Terry Badger
Director of Communications
210.308.1221
tbadger@usfunds.com

                                                         FOR IMMEDIATE RELEASE

                  U.S. GLOBAL INTENDS TO ADJOURN ITS SPECIAL
                            SHAREHOLDERS' MEETING
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SAN ANTONIO--January 30, 2007--U.S. Global Investors, Inc. (Nasdaq: GROW)
today announced that, absent receiving the votes necessary to approve the proposals to amend its Articles of Incorporation, it intends to adjourn its January 31, 2007 Special Meeting and continue the conduct of shareholder voting.

U.S. Global is within a few percentage points of securing the vote of holders of two-thirds of all issued and outstanding shares of the company's Class A Common Stock and Class C Common Stock, voting separately by class. Of the proxies received, more than 93 percent are in favor of Proposal One and more than 80 percent are in favor of Proposal Two.

The adjournment is designed to provide additional time for U.S. Global to solicit votes in favor of proposed amendments to its Articles of Incorporation. The record date for the Special Meeting remains November 20, 2006.

"Well-intentioned state and federal rules and other obstacles have drawn out the process and made it a real challenge to reach shareholders and get them to vote their proxies," says Frank Holmes, CEO and chief investment officer at U.S. Global Investors. "The proxy amendments are very important for the company's future. We have made tremendous progress in our proxy solicitations in recent weeks.

"We are also concerned that there may be an attempt by hedge funds and others to secure voting rights to GROW shares to ensure that the proxy amendments are not approved and that the stock falls as a result," Mr. Holmes says. "This abusive tactic of `empty voting' was a front-page story in the Wall Street Journal last week. This has further complicated an already complex process, but we're close, we're determined and we will get there."

U.S. Global Investors intends to convene its Special Meeting of Shareholders on Wednesday, January 31, 2007, at 9:00 a.m. Central time at U.S. Global's corporate headquarters in San Antonio. Absent receiving the votes necessary to approve the proposals to amend its Articles of Incorporation, the company then plans to adjourn the meeting and defer voting on shareholder business matters until February 21, 2007, when the meeting will be reconvened.

The proposed amendments to the company's Articles of Incorporation call for, among other items, increasing the number of authorized shares in order to effect a 2-for-1 stock split. The items of business to be considered at the reconvened Special Meeting are described in U.S. Global's proxy statement to shareholders dated November 27, 2006.

ABOUT U.S. GLOBAL INVESTORS, INC.
U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment adviser that focuses on profitable niche markets around the world. Headquartered in San Antonio, Texas, the company offers financial solutions and provides transfer agency and other services to U.S. Global Investors Funds and U.S. Global Accolade Funds.

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Page 2 - Shareholder Meeting Date Change
Jan. 9, 2007



With an average of $4.8 billion in assets under management in the quarter ended September 30, 2006, U.S. Global Investors manages 13 no-load mutual funds that offer a variety of investment options, from emerging markets to money markets. In general, trends in the assets under management are the critical drivers of revenue and earnings trends.

This news release includes forward-looking statements concerning the Company. These may include statements of plans or objectives for future operations, statements about future economic performance or assumptions or estimates. The accuracy of these forward-looking statements is subject to a wide range of business risks and changes in circumstances that are described in our reports that are filed from time to time with the Securities and Exchange Commission. Actual results and outcomes often differ from expectations.

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